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                                                                    Exhibit 99.1


NETRO CORPORATION ANNOUNCES THE ENGAGEMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANT

        San Jose, California May 29, 2002 - Netro Corporation (NASDAQ: NTRO) today announced that its Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2002. PricewaterhouseCoopers LLP replaces Arthur Andersen, who had been Netro's audit firm since 1994. There was no dispute between Netro and Arthur Andersen regarding any present or prior accounting matter.

        "Management and the audit committee conducted a thorough evaluation process resulting in the selection of PricewaterhouseCoopers" said Sanjay Khare, Netro Corporation's Chief Financial Officer. "We look forward to working with our new team."

        Netro Corporation also announced today preliminary results for its annual stockholder meeting held on Tuesday, May 21st 2002. Preliminary results indicate that Thomas Baruch and Irwin Federman were re-elected to the Board of Directors, defeating two opposing nominees and that all other management proposals at the meeting were also approved. IVS, the independent inspector of elections is expected to release finalized results within the next 2-3 weeks.

ABOUT NETRO CORPORATION

        Netro Corporation (NASDAQ: NTRO) is a leading provider of fixed broadband wireless access systems used by telecommunications service providers to deliver voice and high-speed data services to customers worldwide. Netro's vision is to provide breakthrough technology packaged in a carrier-class, practical solution that enables quick service delivery and efficient use of capital. Netro offers a broad range of low and high frequency products for business and residential, access and backhaul infrastructure needs, with a wide set of licensed frequencies for point to multipoint- 1.9 to 39 GHz. The Company's AirStar and Angel products have an impressive track record of performance and stability worldwide.

MEDIA RELATIONS CONTACTS:

Rowan Benecke
PR21, for Netro
415-369-8102
rowan.benecke@pr21.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability to timely adopt the Angel product for the international marketplace, achieving revenues from the Angel product in the second half of 2002, and Netro's ability to manufacture and sell the Angel product on a cost-effective basis. We expressly disclaim


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any responsibility to update any projections contained herein. Further information regarding these and other risks is included in Netro's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and in its other filings with the Securities and Exchange Commission.